UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    April 20, 2007

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

                        During the period from March 24, 2007 to April 20, 2007, the Registrant has received $5,373,708 in cash proceeds through the exercise of warrants outstanding from offerings conducted in 2004 and 2005, whereby a total of 4,045,586 shares of the Registrant’s common stock were issued. The warrants exercised were by accredited investors only. This is in addition to the $3,466,247 in cash proceeds from the exercise of the warrants outstanding from offerings conducted in 2004 and 2005, whereby a total of 2,749,214 shares of the Registrant’s common stock were issued earlier in 2007 and reported on Forms 8-K as of February 27, 2007 and March 23, 2007. The funds will be used for working capital, new product development and general corporate purposes.

        As of March 22, 2007, the holder of 525,000 warrants issued in July 2002 and August 2003, exercised his warrants on a cashless basis as provided under the terms of the warrants, whereby the 525,000 warrants were surrendered and cancelled and the Company issued a net 374,085 common shares to the holder.

        The offerings were conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under. No commissions were paid on the proceeds.

Item 9.01 —  Financial Statements and Exhibits.

                    None.

Date: April 23, 2007	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer